UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐         Definitive Proxy Statement

☐         Definitive Additional Materials

☒         Soliciting Material Pursuant to §240.14a-12

Confluent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒         No fee required.

☐         Fee paid previously with preliminary materials.

☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Confluent, Inc., a Delaware corporation (the “Company”) by International Business Machines Corporation, a New York corporation (“Parent”), pursuant to the terms of an Agreement and Plan of Merger, dated December 7, 2025, by and among the Company, Parent and Corvo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent. The communications below were first used or made available on December 8, 2025.

Company All Hands Meeting Transcript

Jay Kreps - CEO, Confluent

Welcome, everyone. Let’s get started. Now, I imagine some people have seen some news and there might be one or two people who just showed up for the first meeting on their calendar.

But I do have a really big announcement to make. You know, excited to announce that we’ve entered into a definitive agreement to be acquired by IBM, and I’ll say a little bit what that means.

You know, this is a big deal. There’s obviously been pros and cons to being a standalone public company. But, you know, the board unanimously agreed that this is the best path forward for the company, for our customers, for all of our employees, really all the stakeholders, and I personally feel that it’s absolutely the right thing. So I’m really excited about this.

It’s a big milestone. It’s a testament to all the hard work that everyone has done, and what we’ve accomplished together, and we’re not done. There’s still a lot more to do.

So, I’ll go through some details. People may have seen some of this. They may not have seen some of it, but they may have seen it and not understood it. The acquisition is $31 per share. I think people saw different headlines that were trying to back into how to divide the total amount by whatever, you know, that’s what it is. You would probably expect the stock market to roughly converge to that as they read the news.

Until the deal closes, we are two independent companies. The nature of these things is you sign this definitive agreement, which means we both agree to do this. But we are then waiting on approval from the shareholders and from regulators. We’re confident in both of those things. On the regulatory side, that’s kind of the long pole in the tent. We expect it will happen in the first half of next year. But it’s out of our control. It could be faster, it could be a little slower, you know, that kind of happens as it happens. So that’s just the mechanics of how it works.

It’s a big deal that this is happening. I believe this is the second largest acquisition IBM has ever made, so I’m definitely betting on us, and we should feel proud of it. I think people probably have a lot of questions about how all of this is gonna work. We’re gonna try and answer a few of them today.

Our nature at Confluent is to try and be as transparent as possible. That’s how we’ve always done things. There are gonna be a few limitations on that, unfortunately. So I just want to flag that, and there’s really two reasons that this is the case.

The first is people are going to ask, how are we going to handle X, Y, or Z, a very detailed thing? And then the answer will be, we don’t know yet. We actually need to go figure it out. So there’s going to be a set of things that we don’t know, but we are actually figuring it out with IBM, and we will eventually know. Secondly, because this is a big securities transaction, there are a bunch of legal restrictions, and this comes from a bunch of different angles, but one of them is like, hey, we have to give the same information to all the shareholders about what this deal is, until it’s closed. And so we can’t go telling the shareholders who work in the company one set of very detailed things and not have that information elsewhere. So, effectively, many things we convey, we have to then go do a securities filing that has all that information. So you are going to see, rather than execs popping up and commenting on aspects of this on Slack one-off. You’ll see more often people kind of pointing you to an FAQ, like, oh, please see this document. The reason is just to not be contradicting ourselves and having to file a bunch of contradictory things and make this more difficult. That’s why. So, this may give it a feel like, you know, why aren’t they being more open or responsive? We are absolutely going to do the best we can. To be that, given those two restrictions thatI just gave you. I just wanted to call that out upfront. So everybody’s aware.

So, I know with these things,one of the questions is always, “What is it? What does it mean for our team? What does it mean for you?”. And so, I would start and just say, hey, many things stay the same. We’re still building the same technology, we’re working, with the same customers. We have the same co-workers. If you like the people you work with, you’re still gonna like them. If you don’t like them, this probably won’t fix it. So a lot of that stuff is gonna be the same. We’re also still Confluent. We’re not giving up the name. Like many of you, I have an emotional attachment to the brand, and that’s what the product is, and that’s what this sub-organization will be called. It’s just that now we’re part of IBM. Or it will be once this deal closes.

So, once the deal closes, we will operate as a business unit within IBM. I will be reporting into Rob Thomas, who’s on the call today, and we’ll talk with him in a minute. He runs the software businesses and the go-to-market for IBM, so a very large part of the company. And, you know, that’ll be the structure and setup that we have.

So, you know, I know the other question that I saw on Slack is, “What does this mean in terms of my compensation?”. So, you know, the way that this works is that when the deal closes, right, which we’re saying is sometime in the first half of 26, your kind of unvested Confluent stock would convert to IBM, using this $31share price.

You know, we’re heading into January, so we’ll be going through our normal process for comp of, you know, assessing promos, you know, raises, equity refresh, you know, all that stuff we do. The equity refresh will just be the normal AEV-based system that you guys are used to. So, effectively, for 26 on the comp side, there’s really nothing significant that changes, it’s just kind of the normal process. You know, as we head into 27 and beyond, we will try to get, you know, closer to IBM’s way of doing things, you know, which is not AEV-based, but as we do that, the intention is to try to do it in a way that’s equally competitive. Like, the goal is to have everybody be highly motivated and incented and well-paid, so that that’s not changing. We don’t know every detail of that translation yet. But that will be in 27. 26, we’re kind of continuing as we are.

Next question people might have is, remote work. Are we bringing everybody back to the office tomorrow? No, the answer is no. That’s not changing. There’s no plan to change that as part of this.

I’ll say one thing that Rob said earlier as we were talking and doing some interviews, this doesn’t answer every question, but it’s kind of a good philosophical guide as you think about it. You know, the goal for IBM in acquiring a business like Confluent, which is a relatively expensive purchase, is to accelerate it, is to actually drive growth, make it great, invest in R&D, and make it successful. And so, you know, I think it’s important to understand that intention. That’s obviously one of the things that makes me excited about it. It’s one of the things that I believe makes IBM excited about it. And, you know, there’s something really special that we’ve built here, and we want to take that forward. That is the goal, is not to lose that. In fact, to make it better, make it bigger.

So, you know, having said all that, let me talk a little bit about why IBM, like, how do these companies make sense together? There’s different ways, you could think about it, but one is over the last few years, I think IBM has done an amazing job of building out a platform that unifies how companies run applications with OpenShift. It unifies a lot of the way that they manage infrastructure and security with some of the acquisitions from HashiCorp. Kind of provides a plain that makes the application and infrastructure management uniform across all the different clouds, on-premise environments, edge environments. So then if you think about what’s missing from that for the next 5 years, the big thing that we’re adding is a substrate for data, the fabric that data can flow, that central nervous system that’s going to connect all this, and that’s going to enable their next generation of applications. It’s going to enable the use of AI to harness that data. And so if it sounds a lot like what we’re doing today, it is. But I think fitting into a little bit of a larger story of how companies operate that goes beyond just the streaming data, out into the overall fabric of how they’re doing all of this.

I think importantly, this is something that has been done, in part with really smart acquisitions. I think IBM has a really great track record of making these acquisitions successful, and I think that should give us confidence that this will go well. And it’s been done building around open source technology. I think IBM’s a company that really understands how these open layers can be successful, how to build a healthy business around them and I think all of that was important to us. In addition to this, if that’s the product story, on the go-to-market side, I think it’s an enormous tailwind. IBM has huge customers, really deep relationships, access to the most senior people in these organizations. So if we want to go into these companies and take on this very strategic role as their central nervous system, we need that. And of course, in many cases, we’re building it from the ground floor up, but that can take a lot of time, and this can make that, I think, much easier.  I think all of these were reasons that this made sense to me, but you don’t just have to hear it from me. Joining us is Rob Thomas from IBM, who I’ll be reporting into and so, Rob, there’s a bunch of stuff that we could talk about.

I think maybe a place to start is, maybe you could just tell us a little bit about IBM, a lot has happened in the last 5 years that I think is pretty exciting. What makes you excited about the strategy now? What you see coming in the next 5 years? Tell us a little bit about that.

Rob Thomas - Senior Vice President, Software and Chief Commercial Officer, IBM

Jay, thank you for having me. Great to be with you all. And, look, first of all, congratulations to this team.

Because you guys have had a huge track record of success, and this is just, like, another notch in that. Jay and Jun, I know this is your baby, so we will do our best to make sure that we make it an even greater success. And I did have a chance to meet some of the leadership team through this process. Sean and Steve and I spent a lot of time on products and technology. I’m actually blown away by what you guys are doing. Met with Ryan, Stephanie, Colleen, Rohan. You guys have a great team and I’m actually very positive on what we can do together. Jay, to your question.

IBM is probably not the company you all may perceive. I think you probably hear IBM, the first thing you think of is ThinkPads or laptops. We actually don’t have those anymore. We sold those off 20 years ago. And then you may think about mainframes. We actually still have those. A lot of clients still use them. But it’s a relatively small part of the business. You may think about services. We’ve actually divested a lot of our services. We still have a consulting organization.

But IBM today really is a software company. Nearly 50% of their revenue is software, which most people don’t know. I think the market’s kind of figured that out, but most people don’t know. And when we looked at Confluent, we’re like, this could be the next step in making IBM the number one or number two software company in the world. And that really is our ambition, and I think we can do it. And I think Jay described it well. But if you almost think of a technology stack, Red Hat and HashiCorp really provide the connectivity for running hybrid cloud and multi-cloud. And we’ve organically built WatsonX, which is a platform for agents and AI. The real gap was that piece in the middle, which is, how are you going to manage data, the life cycle of data, and Confluent does an incredible job of filling that. So I think together, this will be an incredible vision that we can deliver on. So I’m really excited about that.

And if I can just add some other things that, in my mind, won’t change, Jay hinted at some of these. One is, R&D is not going to change. If anything, we’re probably going to increase investment in R&D. I think that’s really important. We buy companies for growth. And growth comes from increasing how we think about innovation and product. So, that’s number one. Number two is I’ve heard, I don’t know if I’m allowed to say this, but I think the culture at Confluent is a get-shit-done culture, but maybe you guys call it GSD.

That shouldn’t change at all. In fact, I think there’s probably a lot that we can learn from you. You are a software company. We’re in the process of becoming a software company. And so I think you guys can teach us a lot about that. Focus on open source will not change. Open systems win in the end. I think we all have shared that belief, probably. That won’t change.

As Jay said, remote work is not going to change. We’re not going to ask any of you to change how or where you work. We will invite you to come into offices if you want to, if there happens to be one near you, but remote work’s not going to change. I think that’s really important. To me, it’s part of your culture, it’s part of why you are successful, and we don’t want to mess with that. So, Jay, sorry, that was a much longer answer than the question you asked.

Jay Kreps - CEO, Confluent

That was great. That was great. I think we touched on a lot of it. You know, you mentioned kind of the market reaction, from IBM over the last few years. I mean, this is something everybody may not know, but as prospective IBM shareholders, you guys have done really well. What do you think there’s clearly some part of the strategy that’s working or that has caught on to see that kind of growth in a relatively short period of time.

Rob Thomas - Senior Vice President, Software and Chief Commercial Officer, IBM

I think it’s a few things. One is I think a company is successful when you know what you’re good at. And you double down on that, and you stop everything else. And to be honest, we had a lost decade, I would say, between 2010 and 2020, where we tried to go into a bunch of stuff that we didn’t really know. things like healthcare, lower margin services, like, we just ended. So we lost a decade. Lesson learned the hard way.

Starting 2020, we said, look, we want to be a high-growth software company. We started to divest the things that don’t really fit in that, and we really embraced the notion of becoming an infrastructure software company. So we had some applications, we had weather applications. We kind of got rid of all that, because I am ultimately an infrastructure person, like, that’s what motivates me, that’s what excites me, and I think, to some extent, that’s IBM’s place in the world. It is to be really good at hard technical problems, hard infrastructure that the companies of the world rely on to operate their business. So it was really about refocusing on that. I’d say that’s number one.

Number two is we have increased IBM’s R&D by over 40% in 5 years. Again, it’s kind of just the notion of becoming more of a technology company. We’ve really simplified our go-to-market. We used to have, like, a lot of overlay. We’ve taken a lot of that out, so we have a much simpler go-to-market. But I think the thing we can still learn from you all that we haven’t done yet is things like consumption. I’ll tell you, I’m blown away by what the Confluent team has done on building a consumption-based product and a consumption-based go-to-market. To be clear, we’re not good at that at all. And, you know, one of our ideas coming out of some of these discussions was, maybe we can adopt this for IBM. Like, maybe we’re gonna learn more in this process by being able to do something like that. So, there’s things like that that stick out to me, which is where I think Confluent can add a ton of value to making IBM better. And I think that would be great.

But it’s like, I think, Jay, probably, and I gotta give Arvin Krishna, he’s our CEO, credit for this. He’s really helped create this engineering culture in IBM. I mean, he grew up in IBM Research, so he ran engineering for a long time. I ran engineering for a long time. That hadn’t necessarily been the norm in IBM, if you think about the past 30 years, and so I think that kind of mindset does impact the culture, what we spend time on. To be clear, we are far from perfect. So there’s going to be some annoying things along the way, I guarantee you that, but we’re going to do our best we can to insulate from that. Ultimately, we want to be an engineering culture, we want to build great products, and then we want to have the best go-to-market to extend the reach of technology.

Jay Kreps - CEO, Confluent

That’s awesome to hear. That’s really awesome to hear. And I will tell you, there was a Slack debate this morning on ThinkPads, but there was a very passionate Linux on ThinkPad contingent in the engineering team, so we’ll see what people take away from that.

Rob Thomas - Senior Vice President, Software and Chief Commercial Officer, IBM

To give you an idea of how crazy things happen, I mean IBM, I think, really was really the first company to endorse Linux, if you go back to 98, 99.

Jay Kreps - CEO, Confluent

I remember that.

Rob Thomas - Senior Vice President, Software and Chief Commercial Officer, IBM

We help fund managers on the map. Now. like, there’s some good things there. And then, the bad things are, at the same time, we come out with OS2, which was, like, an awful operating system that didn’t really work at all. And so, like, that’s a little bit of when you have smart, technical people that want to build stuff, sometimes you do things that don’t make sense. But I think we got the general direction right on Linux, but then we made some mistakes along the way. That’s why I say we’re not perfect, but I think we generally have things headed in the right direction, at least I hope.

Jay Kreps - CEO, Confluent

That’s awesome.

Rob Thomas - Senior Vice President, Software and Chief Commercial Officer, IBM

What else was the Slack debate? I’m dying to know, Jay. Anything else you’re willing to share?

Jay Kreps - CEO, Confluent

That was the one that I saw that was funny, and I was like, no, I think the Lenovo thing happened quite some time ago.

Rob Thomas - Senior Vice President, Software and Chief Commercial Officer, IBM

Yeah, we sold hard disk drives. We don’t have that anymore. We sold ThinkPads, although ThinkPads were the best laptop, I think, at the time.

Jay Kreps - CEO, Confluent

Yeah, yeah, yeah. So maybe to do a big acquisition like this there’s something you have to get pretty excited about. We talked a little bit about that in the product story, but what kind of got you over the line? Why is this one worth doing? There’s a bunch of other infrastructure companies out there that would probably be a fit in some sense.

Rob Thomas - Senior Vice President, Software and Chief Commercial Officer, IBM

I kind of start with client sentiment. I do spend a lot of time talking to clients, like, all different levels, from developers to the CEO and I would say I heard over and over again, people love using Confluent. And it solves a specific problem. At the same time, the mindset tends to be, how do we find more use cases? Because we think there’s more that we can do here, so I tend to start, kind of, with the market and the problem and what are clients saying. And the view I got was unanimous, so I’d say that’s one.

Two is, I do get a sense that the company is still innovating a lot. Looking at the work that’s going on in Flink and Tableflow, to name a couple. Like, there’s certainly a view on how do we go the next step on not just transporting data, but processing data, making it easy to store so that, you know, users can access it. So, to me, there was something on the innovation side here as well.

Thirdly, I was just impressed with the team that we’ve met. I mean, you all know this, but technology companies are ultimately a product of the people and the leadership. And you guys have a great company, and you got a great leadership team, and my sense is we’re just at the beginning of this, because you’ve had some new people come into the leadership team. So, to me, we’re kind of just at the start here. And then, the selfish reason is, to be honest, we have a bit of a gap in data today.

When we talk externally about our software business, we really have four businesses. We have Red Hat for hybrid cloud, we’ve got automation, which is basically all the automation of technology and operations, HashiCorp is part of that, that’s done very well. We have data and then we have mainframe software. And believe it or not, mainframe software has done quite well in the last 5 years. But the gap we have is kind of data. Yes, we have databases, and people buy those and use those, that’s great, but we haven’t really found, I’d say, the asymmetric growth or acceleration in data. And I think that can be Confluent. I’m actually confident it will be.

To give you a compare, when we bought Red Hat, OpenShift was roughly, this is roughly accurate, $200 million in revenue, maybe 150. It’s now $2 billion. And so, can we do a 5 or a 10X like that with Confluent? Now, you’re further down the path than OpenShift was, but I think we can 5X Confluent, actually. By working together, combination of delivering that technical vision that, Jay, you and I talked about, but then also, I’d say, elevating the go-to-market and what IBM can bring on that, and then the fact that we do have a consulting team that can go in and recommend to clients, “Hey, you should be using Kafka, or you should be using Flink”, like, that can be a pretty good advantage for us.

Jay Kreps - CEO, Confluent

Yeah, that makes a ton of sense. There’s been a pretty strong history of successful acquisitions at IBM. That’s not the case in every company. Probably the average acquisition in the average company is ultimately not really successful at creating value. What’s made this work well for you guys? There must have been some things you’ve learned along the way.

Rob Thomas - Senior Vice President, Software and Chief Commercial Officer, IBM

I think it’s a few things. It starts with how does it fit in the strategy and is there, like, massive overlap, or is it completely tangential? I think some of the ones I said, when we had our lost decade, we actually did a bunch of acquisitions. I don’t think any of them worked, to be blunt. Because they were too far outside of what we knew how to do. So, I think number one is just strategic fit, because you can’t overcome a lack of strategic fit with any level of execution, and so I have zero doubt that strategic fit here is very good. So I think that’s one.

Two is you have to invest and you have to optimize. And those are two different things, and you have to be able to do them both at the same time. That’s why I talked about investing in R&D. There’s probably other places we’re gonna have to optimize, in terms of how we can work together, but you have to be able to do both. And it’s a little bit nuanced, it’s not always straightforward, but I think we can do that.

And then third, I think it really comes down to the vision. Do you have a shared vision that’s anchored in growth? When I look at some other companies that acquire, if I can name one, like, somebody like Broadcom, they’re not interested in growth. They’re just interested in how do you merge everything in really quickly. I think you gotta have a shared vision that is building on what’s great about the company today and how do we amplify that? I think we already have that. I think, Jay, you know, some of the meetings you and I have had discussions with Sean and others, like, I think we’re starting to build a thesis around what that looks like.

Jay Kreps - CEO, Confluent

Yeah, that’s fantastic. Well, look, thank you, Rob. Appreciate you taking the time to chat with everybody. You know, I think that’s a really helpful perspective.

Rob Thomas - Senior Vice President, Software and Chief Commercial Officer, IBM

Of course. Great to be with you all. As Jay said, this is like a weird period of time now, but hopefully we get it closed by middle of 2026, and I look forward to meeting all of you.

Jay Kreps - CEO, Confluent

Yeah. Awesome. All right, well, you know, look, I’ll say a few more words here. So, you know, this is a big change. I realize it’s gonna take a little bit of time for people to just digest it and process it. You know, what is the feeling of it? It’s something different. You know, I think the work that we have ahead is as important as ever. You know, the technology that we’re building is a really big deal. You know, it matters to our customers. They’re counting on us. All of those things are as important as they ever have been. You know, at least to me, and I hope it feels this way to you as well. I feel like we have pretty good tailwinds in the business right now and that comes out of a lot of the work that we’ve done over the course of this year, right.

Our mastery of consumption, and really getting our ability to drive these streaming projects, the progress that we’ve made on Flink and on DSP, and the progress we’ve made on our core company offerings, you know, some of these awesome new SKUs that are making what we do really cost-effective for customers. So, all of this has been a big push this year, and it’s something we want to continue.

So we want to go finish Q4 strong. There’s still a lot of work to do. So even though we have a big distraction, this is a really important quarter for us to go hit. And we want to enter 2026 really amplifying those tailwinds, and going and executing our plan. So that’s, you know, that’s what we need to do right now. And then maybe most importantly, I just want to thank everyone. You know, I want to thank everyone for all the hard work, in many cases, over many years. You know, it’s been, for me, a huge honor to get to do this with all of you, and to continue to do it with all of you. So, thank you. I’m really proud of what we’ve done.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Confluent, Inc. (the “Company”) by International Business Machines Corporation (“Parent”) pursuant to the Agreement and Plan of Merger, dated as of December 7, 2025, by and among the Company, Parent and Corvo Merger Sub, Inc. The Company intends to file a preliminary and definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a special meeting of stockholders to be held in connection with the proposed acquisition. After filing the definitive proxy statement (the “Proxy Statement”) with the SEC, the Company will mail the Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting. The Proxy Statement will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC RELATING TO THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and stockholders of the Company may obtain a free copy of the preliminary and definitive versions of the proxy statement once filed, as well as other relevant filings containing information about the Company and the proposed acquisition, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (https://www.sec.gov) or from the Company by going to the Company’s Investor Relations Page on its website (https://www.confluent.io).

Participants in the Solicitation

The Company and its directors, and certain of its executive officers, consisting of Lara Caimi, Jonathan Chadwick, Alyssa Henry, Matthew Miller, Neha Narkhede, Greg Schott, Eric Vishria, Michelangelo Volpi, who are the non-employee members of the Board of Directors of the Company (the “Board”), and Jay Kreps, Chief Executive Officer and Chairman of the Board, Rohan Sivaram, Chief Financial Officer, and Ryan Mac Ban, Chief Revenue Officer, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed acquisition. Information regarding the Company’s directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation” contained in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2025 annual meeting of stockholders, which was filed with the SEC on April 23, 2025. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the applicable “as of” date described in its 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC, including (i) the Form 4s filed by Ms. Narkhede on May 6, 2025, June 4, 2025, June 12, 2025, September 11, 2025, October 31, 2025, November 5, 2025 and December 3, 2025; (ii) the Form 4s filed by Mr. Sivaram on May 22, 2025, June 4, 2025, June 9, 2025, August 22, 2025, September 10, 2025, October 31, 2025, November 24, 2025 and December 3, 2025; (iii) the Form 4s filed by Mr. Kreps on May 19, 2025, May 22, 2025, June 9, 2025, August 18, 2025, August 22, 2025, September 8, 2025, November 17, 2025 and November 24, 2025; (iv) the Form 4 filed by Mr. Chadwick on April 4, 2025 and June 12, 2025; (v) the Form 3 filed by Mr. Ban on May 16, 2025 and the Form 4s filed by Mr. Ban on May 22, 2025, June 24, 2025, August 22, 2025, September 24, 2025 and November 24, 2025; (vi) the Form 4s filed by Mr. Vishria on May 21, 2025, June 9, 2025, June 12, 2025, September 2, 2025 and October 31, 2025; (vii) the Form 4 filed by Mr. Volpi on June 9, 2025; (viii) the Form 4 filed by Ms. Caimi on June 12, 2025; (ix) the Form 4 filed by Mr. Schott on June 12, 2025; and (x) the Form 4 filed by Ms. Henry on June 12, 2025. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.confluent.io.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed “forward-looking statements”, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. Words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the Company’s proposed transaction with Parent. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Proxy Statement and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website (https://www.confluent.io) or on the SEC’s website (https://www.sec.gov). If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.